EXHIBIT 2.01

AGREEMENT AND PLAN OF MERGER

of

ANNA’S LINEN COMPANY

(A California Corporation)

into

ANNA’S LINENS, INC.

(A Delaware Corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 3, 2005 (the “Agreement”), is made by and between Anna’s Linens, Inc., a Delaware corporation (“Anna’s Delaware”), and Anna’s Linen Company, a California corporation (“Anna’s California”). Anna’s Delaware and Anna’s California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. Anna’s California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 15,000,000 shares, of which 5,000,000 shares consist of Preferred Stock and 10,000,000 shares consist of Common Stock, $0.01 par value per share. As of the above date, there were 364,000 shares of Series A Preferred Stock, par value $0.01 per share and 887,771 shares of Common Stock issued and outstanding.

B. Anna’s Delaware is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authorized capital of 15,000,000 shares, 5,000,000 of which are designated Preferred Stock, $0.01 par value per share, and 10,000,000 of which are designated Common Stock, $0.01 par value per share. Except for 364,000 shares that have been designated as Series A Preferred Stock, the remaining authorized Preferred Stock of Anna’s Delaware is undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 1,000 shares of Common Stock of Anna’s Delaware were issued and outstanding, all of which were held by Anna’s California, and no shares of Preferred Stock of Anna’s Delaware were issued and outstanding.

C. Anna’s Delaware is a wholly owned subsidiary of Anna’s California.

D. The Board of Directors of Anna’s California has determined that, for the purpose of effecting the reincorporation of Anna’s California in the State of Delaware, it is advisable and in the best interests of Anna’s California and its shareholders that Anna’s California merge with and into Anna’s Delaware upon the terms and conditions provided herein (the “Merger”).

E. The respective Boards of Directors of Anna’s Delaware and Anna’s California have approved and adopted this Agreement and have directed that this Agreement be submitted to a vote of their sole stockholder and shareholders, respectively, and executed by the undersigned officers.

F. The Merger is intended to qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Anna’s Delaware and Anna’s California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

1.1 Merger.

In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Anna’s California shall be merged with and into Anna’s Delaware (the “Merger”), the separate existence of Anna’s California shall cease, and Anna’s Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Anna’s Delaware shall be, and is sometimes referred to herein as, the “Surviving Corporation.” The name of the Surviving Corporation shall be Anna’s Linens, Inc., a Delaware corporation.

1.2 Filing and Effectiveness.

The Merger shall become effective when the following actions shall have been completed:

(a) this Agreement and the Merger shall have been adopted and approved by the boards of directors and the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

(b) any and all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) an executed Certificate of Ownership and Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(d) this Agreement, together with an executed Certificate of Ownership and Merger, as provided in Section 1110 of the California General Corporation Law, shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger” or the “Effective Date.”

1.3 Effect of the Merger.

Upon the Effective Date of the Merger, the separate existence of Anna’s California shall cease and Anna’s Delaware, as the Surviving Corporation shall

(i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;

(ii) be subject to all actions previously taken by its and Anna’s California’s Board of Directors;

(iii) succeed, without other transfer, to all of the assets, rights, powers and property of Anna’s California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law;

(iv) continue to be subject to all of the debts, liabilities and obligations of Anna’s Delaware as constituted immediately prior to the Effective Date of the Merger; and

(v) succeed, without other transfer, to all of the debts, liabilities and obligations of Anna’s California in the same manner as if Anna’s Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

ARTICLE II

CHARTER DOCUMENTS AND OFFICERS

2.1 Certificate of Incorporation.

The Certificate of Incorporation of Anna’s Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws.

The Bylaws of Anna’s Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers.

The directors and officers of Anna’s California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

3.1 Anna’s California Series A Preferred Stock.

Upon the Effective Date of the Merger, each share of Anna’s California Series A Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and non-assessable share of Series A Preferred Stock, $0.01 par value, of the Surviving Corporation.

3.2 Anna’s California Common Stock.

Upon the Effective Date of the Merger, each share of Anna’s California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and non-assessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

3.3 Anna’s California 1999 Stock Option Plan and Outstanding Stock Options.

The Surviving Corporation will assume all options that are outstanding under the 1999 Stock Option Plan as of the Effective Date and will issue shares of common stock of the Surviving Corporation upon the exercise of such assumed options, subject to the terms and conditions of the 1999 Stock Option Plan. The Surviving Corporation has approved a 2005 Omnibus Equity Incentive Plan for the grant of equity awards to participants after the Effective Date.

3.4 Anna’s California Employee Benefit Plans.

Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue all employee benefit plans of Anna’s California.

3.5 Anna’s Delaware Common Stock.

Upon the Effective Date of the Merger, each share of Common Stock, $0.01 par value, of Anna’s Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Anna’s Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.6 Exchange of Certificates.

After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Anna’s California Preferred Stock or Common Stock may, at such stockholder’s option, surrender the same for cancellation to the Surviving Corporation’s transfer agent or another person appointed by its Board of Directors as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Preferred Stock or Common Stock into which the surrendered shares were converted as provided herein. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Anna’s California Preferred Stock or Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Preferred Stock or Common Stock into which such shares of Anna’s California Preferred Stock or Common Stock, respectively, were converted in the Merger. In the remainder of this Section 3.6 the term Capital Stock shall refer collectively to the Preferred Stock and Common Stock of the Surviving Corporation that is issued in the Merger by the Surviving Corporation.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon the shares of Capital Stock of the Surviving Corporation represented by, such outstanding certificate as provided above.

Each certificate representing Capital Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Anna’s California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of Anna’s Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

ARTICLE IV

GENERAL

4.1 Covenants of Anna’s Delaware.

Anna’s Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

(b) qualify to do business as a foreign corporation in all other states in which Anna’s California has qualified as a foreign corporation and take such action in connection with such qualifications as may be required by the respective applicable laws thereof;

(c) file any and all documents with the California Franchise Tax Board necessary for the assumption by Anna’s Delaware of all of the franchise tax liabilities of Anna’s California;

(d) file the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

(e) file this Agreement, together with the Certificate of Ownership and Merger, with the Secretary of State of the State of California;

(f) file with the Secretary of State of the State of Delaware a Certificate of Designations of Series A Preferred Stock in the form approved by its Board of Directors to authorize the issuance of 364,000 shares of Series A Preferred Stock; and

(g) take such other actions as may be required by the California General Corporation Law.

4.2 Covenants of Anna’s California.

Anna’s California covenants and agrees that it will, on or before the Effective Date of the Merger use best efforts to:

(a) secure the written consent of all third parties whose consent, in the reasonable judgment of Anna’s California and its counsel, is required in any material lease, agreement, contract, undertaking or other instrument or document to which Anna’s California is a party or is otherwise bound, in order for the Surviving Corporation to succeed to all of Anna’s California’s rights and obligations thereunder; and

(b) obtain the approval of its Board of Directors and the outstanding shares (as defined in Section 152 of the CGCL) to (i) consummate the transactions set forth herein on behalf of Anna’s California, (ii) approve Anna’s Delaware 2005 Omnibus Equity Incentive Plan, as the holder of all of the outstanding shares of Common Stock of Anna’s Delaware.

4.3 Further Assurances.

From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Anna’s California such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation and Anna’s California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Surviving Corporation, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Anna’s California and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Anna’s California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.4 Conditions Precedent

Fulfillment of each of the covenants of Anna’s California shall be a condition precedent to the obligations of Anna’s Delaware hereunder. Fulfillment of each of the covenants of Anna’s Delaware shall be a condition precedent to the obligations of Anna’s California hereunder.

4.5 Abandonment.

At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Anna’s California or Anna’s Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Anna’s California or the sole stockholder of Anna’s Delaware or both.

4.6 Amendment.

The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not, unless approved by the stockholders as required by law: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

4.7 Agreement.

Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3550 Hyland Avenue, Costa Mesa, CA 92626.

4.8 Governing Law.

This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

4.9 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

ANNA’S LINEN COMPANY a California corporation

By:	/s/ Alan Gladstone
Name:	Alan Gladstone
Title:	President

ANNA’S LINENS, INC. a Delaware corporation

By:	/s/ Alan Gladstone
Name:	Alan Gladstone
Title:	President